SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2003

SANCHEZ COMPUTER ASSOCIATES, INC.
(Exact name of issuer as specified in charter)

PENNSYLVANIA (State or Other Jurisdiction of Incorporation or Organization)	0-21705 (Commission file number)	23-2161560 (I.R.S. Employer Identification Number)
40 VALLEY STREAM PARKWAY MALVERN, PENNSYLVANIA 19355 (Address of principal executive offices)
(610) 296-8877 (Registrant's telephone number, including area code)

Item 5—Other Events.

A. Shareholder Rights Plan

        On February 20, 2003, the Board of Directors (the "Board") of Sanchez Computer Associates, Inc., a Pennsylvania corporation (the "Company"), declared a dividend of one Right (as defined below) for each outstanding share of Common Stock, no par value per share (the "Company Common Stock") to shareholders of record at the close of business on March 21, 2003 (the "Record Date"). Each Right entitles the registered holder, subject to the terms of the Rights Agreement (as defined below), to purchase from the Company a unit (a "Unit") consisting of one one-hundredth of a share of Series A Participating Preferred Stock, without par value (the "Preferred Stock"), at a purchase price of $30 per Unit (the "Purchase Price"), subject to adjustment as set forth in the Rights Agreement (the "Right"). The description and terms of the Rights are set forth in a Rights Agreement between the Company and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent (the "Rights Agreement").

        Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificate will be distributed. The Rights will be separated from the common stock only upon a Distribution Date, which will occur upon the earlier of (i) the close of business on the 10th day after a public announcement that a person or entity or group of affiliated or associated persons and/or entities (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"), (ii) the close of business on a date designated by the Company's Board of Directors following the commencement of a tender or exchange offer that would result in a person or entity or group of affiliated or associated persons or entities beneficially owning 10% or more of such outstanding shares of Common Stock or (iii) such date as less than a majority of the Company's Board of Directors consists of Continuing Directors or successors appointed by Continuing Directors. A "Continuing Director" means (i) any member of the Company's Board of Directors, while such person or entity is a member of the Board, who is not an Acquiring Person or an affiliate or associate of an Acquiring Person and was a member of the Company's Board of Directors prior to the time any person or entity becomes an Acquiring Person; or (ii) any person or entity who subsequently becomes a member of the Company's Board of Directors, while such person or entity is a member of the Company's Board of Directors, who is not an Acquiring Person or an affiliate or associate of an Acquiring Person, and whose nomination for election to the Company's Board of Directors was recommended or approved by a majority of the Continuing Directors. Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

        The Rights are not exercisable until the Distribution Date and will expire at the close of business on the tenth anniversary of the implementation of the Rights Plan, unless earlier redeemed by the Company as described below.

        As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Company's Board of Directors, only shares of Common Stock prior to the Distribution Date will be issued with Rights.

        In the event that a person or entity becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Units of Preferred Stock (or, in certain circumstances, Company Common Stock, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. The exercise price is the Purchase Price multiplied by the number of Units of Preferred Stock issuable upon exercise of a Right prior to the events described in this paragraph. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

        In the event that (i) the Company is acquired in a merger or other business combination transaction and the Company is not the surviving entity (other than a merger described in the preceding paragraph), (ii) any person or entity consolidates or merges with the Company and all or part of the Company Common Stock is converted or exchanged for securities, cash or property of any other person or entity or (iii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as described above) shall thereafter have the right to receive, upon exercise, common stock of the Acquiring Person having a value equal to two times the exercise price of the Right.

        In light of the fact that Safeguard Scientifics, Inc. and certain of its affiliates (collectively, "Safeguard") currently exceed the 10% threshold for distribution of the Rights, the Rights Agreement exempts Safeguard from triggering the distribution of the Rights unless it, individually or together with its affiliates or associates, increases its beneficial ownership of Company Common Stock so that it owns 28% or more of the outstanding shares of Company Common Stock. In addition, Michael Sanchez, the Chairman of the Board, currently beneficially owns more than 10% of the outstanding Company Common Stock. The Rights Agreement exempts him from triggering the distribution of the Rights unless he increases his beneficial ownership of Company Common Stock so that he owns 15% or more of the outstanding shares of Company Common Stock. In addition, in the event that at any time Michael Sanchez and Frank Sanchez, the Company's Chief Executive Officer, ("Mssrs. Sanchez") are deemed to be a "group" for the purposes of determining beneficial ownership of shares of Company Common Stock, a distribution of the Rights will not be triggered unless and until Mssrs. Sanchez collectively are the beneficial owners of more than 25% of the then outstanding shares of Company Common Stock.

        The Purchase Price payable, and the number of Units of Preferred Stock issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to the holders of the Preferred Stock of evidences of indebtedness, cash or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

        The Units of Preferred Stock that may be acquired upon exercise of the Rights will be not be redeemable and will be subordinate to any other shares of preferred stock that may be issued by the Company.

        Each Unit of Preferred Stock will be entitled to dividends at the same rate per share as dividends declared on the Company Common Stock and shall be entitled to payment of dividends to the extent dividends are declared on the Company Common Stock. In the event of liquidation, the holder of a Unit of Preferred Stock will receive the per share amount paid in respect of a share of Company Common Stock.

        In the event of any merger, consolidation or other transaction in which shares of Company Common Stock are exchanged, each Unit of Preferred Stock will be entitled to receive the per share amount paid in respect of each share of Company Common Stock. Each Unit of Preferred Stock will have one vote, voting together with the Company Common Stock. The rights of holders of the Preferred Stock to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions.

        No adjustment to the number of Units of Preferred Stock (or fractions of a share) or other securities for which a Right is exercisable or the number of Rights outstanding or associated with each share of Common Stock or any similar or other adjustment can be made if such adjustment would have the effect of reducing or limiting the benefits the holders of the Rights would have had absent such adjustment, unless the terms of this Rights Agreement are amended as to preserve such benefits. The Company is not required to issue fractional Units of Preferred Stock. In lieu thereof, an adjustment in cash may be made based on the market price of the Preferred Stock prior to the date of exercise.

        The Company's Board of Directors may, at its option, at any time prior to the earlier of (i) the close of business on the tenth day after the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth day following the Record Date) or the Distribution Date, whichever occurs first, or such later date as a majority of the Continuing Directors then in office may determine and (ii) the Expiration Date, order the redemption of all, but not fewer than all, the then outstanding Rights at a price of $.001 per Right (subject to adjustment in certain events) at the Redemption Price (the date of such redemption being the "Redemption Date"). The Company, at its option, may pay the Redemption Price either in cash or shares of Common Stock or other securities of the Company deemed by the Company's Board of Directors to be at least equivalent in value to the Redemption Price. Immediately upon the action of the Company's Board of Directors ordering the redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

        Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Units of Preferred Stock (or other consideration).

        Any of the provisions of the Agreement may be amended without the approval of the holders of Common Stock at any time prior to the Distribution Date. After the Distribution Date, the provisions of the Agreement may be amended in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable. However, all amendments on or following the Distribution Date other than those limited only to the cure of any ambiguity, defect or inconsistency, as well as amendments at any time which change the Redemption Price, the Purchase Price, the Expiration Date or the number of Units of Preferred Stock for which a Right is exercisable, shall require the approval of a majority of the Continuing Directors; provided, however, that notwithstanding anything to the contrary contained in this paragraph, no supplement or amendment to the Agreement may be made which (i) reduces the Redemption Price (exception for certain adjustments as provided for in the Agreement) or (ii) provides for an earlier Expiration Date.

        The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or entity or group of persons and/or entities attempts to acquire the Company in certain circumstances. Accordingly, the existence of the Rights may deter certain acquirors from making takeover proposals or tender offers. However, the rights are not intended to prevent a takeover, but rather are designed to enhance the ability of the Company's Board of Directors to negotiate with an acquiror on behalf of all of the shareholders.

        The form of Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as (i) Exhibit A, Certificate of Designation of Powers, Rights and Preferences of Sanchez Computer Associates, Inc. Series A Participating Preferred Stock and (ii) Exhibit B, Form of Rights Certificate, is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such Exhibit. A copy of the press release issued by the Company relating to its announcement of the adoption of the Rights Agreement is filed as Exhibit 99.1 and is incorporated herein by reference.

B. Stock Repurchase Program

        On February 27, 2003, the Company announced that the Board had approved the repurchase of up to approximately 1.4 million shares, or 5% of the Company's Common Stock. Repurchased shares of the Company's Common Stock will be held in the Company's treasury. A copy of the press release issued by the Company relating to its announcement is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 7—Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits

Exhibit No.	Description
3.2	Certificate of Designation of Powers, Rights and Preferences of Sanchez Computer Associates, Inc. of Series A Participating Preferred Stock.
4.1
Shareholder Rights Agreement, dated as of February 28, 2003, between Sanchez Computer Associates, Inc. and Mellon Investor Services LLC, including Form of Certificate of Designation of Powers, Rights and Preferences of Sanchez Computer Associates, Inc., including Series A Participating Preferred Stock (Exhibit A thereto) and Form of Rights Certificate (Exhibit B thereto).
99.1	Press Release, dated February 27, 2003, issued by the Company, relating to the Rights Agreement and the stock repurchase program.

Signatures

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SANCHEZ COMPUTER ASSOCIATES, INC.
Date: February 28, 2003	By:	/s/ TODD A. PITTMAN Todd A. Pittman Sr. Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
3.2	Certificate of Designation of Powers, Rights and Preferences of Sanchez Computer Associates, Inc. of Series A Participating Preferred Stock.
4.1
Shareholder Rights Agreement, dated as of February 28, 2003, between Sanchez Computer Associates, Inc. and Mellon Investor Services LLC, including Form of Certificate of Designation of Powers, Rights and Preferences of Sanchez Computer Associates, Inc., including Series A Participating Preferred Stock (Exhibit A thereto) and Form of Rights Certificate (Exhibit B thereto).
99.1	Press Release, dated February 27, 2003, issued by the Company, relating to the Rights Agreement and the stock repurchase program.